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                                                                   EXHIBIT 23.13


                                JOSEPH F. MORGAN
                          Certified Public Accountant
                          118 S. Westshore Blvd., #333
                             Tampa, Florida  33629





CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of TeleServices International Group Inc. on Form S-8 of our report dated January 24, 1996, on our audits of the statements of operations, changes in stockholders' equity, and cash flows of TeleServices International Group Inc. for the year ended September 30, 1995, which report is included in the Annual Report on Form 10-KSB for the year ended September 30, 1996.



/s/ Joseph F. Morgan

Tampa, Florida
October 20, 1997